UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2015

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Property Acquisition

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01

Item 2.01   Completion of Acquisition of Disposition of Assets.

On December 30, 2014, Hartman Short Term Income Properties XX, Inc. (the “Company”), through Hartman Highway 6 LLC (“Highway 6 LLC”), an indirect, wholly-owned subsidiary of the Company, acquired fee simple interests in two (2) suburban office buildings commonly known as the Copperfield Building (the “Copperfield Building”) and the Timbercreek Atrium (the “Timbercreek Atrium”), containing 42,621 square feet and 51,035 square feet, respectively, of office space located in northwest Houston, Texas for an aggregate purchase price, as adjusted, of $5,316,000.

The Copperfield Building and Timbercreek Atrium were acquired from U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, as successor-by-merger to LaSalle Bank National Association, as Trustee for the Registered Holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR17.  Highway 6 LLC financed the payment of the purchase price for the Copperfield Building and Timbercreek Atrium with proceeds from the Company’s ongoing public offering.

The Copperfield Building was built in 1986.  The property is approximately 80% occupied by 15 tenants as of December 31, 2014.  JP Morgan Chase Bank is the largest single tenant of the property occupying approximately 7,489 square feet or 17.6% of the property.  Deep Sea Development Services, Inc. and Harvey Home Health Services, Inc. occupy approximately 5,742 and 5,126 square feet or 13.5% and 12.0% of the property, respectively.

The Timbercreek Atrium was built in 1984.  The property is approximately 79% occupied by 18 tenants as of December 31, 2014.  Harris County Hospital District is the largest single tenant of the property occupying approximately 6,885 square feet or 13.5% of the property.  H2O Consulting, Inc. and Sun Builders Co. occupy approximately 6,349 and 5,183 square feet or 12.4% and 10.20% of the property, respectively.

An acquisition fee of approximately $132,900 was earned by Hartman Advisors LLC, the Company’s advisor (the “Advisor”), in connection with the purchase of the Copperfield Building and Timbercreek Atrium property acquisitions.  The acquisition fee is payable to the Advisor pursuant to the terms of the advisory agreement between the Company and the Advisor.

The material terms of the agreements regarding the acquisition of the Energy Plaza Property described herein are qualified in their entirety by the agreements attached as (i) Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 18, 2014 and is incorporated herein by reference.

Property Management

On December 30, 2014, Highway 6 LLC and Hartman Income REIT Management, Inc. (the “Property Manager”), an affiliate of the Company, entered into a Real Property Management Agreement (the “Management Agreement”), pursuant to which the property manager will manage and be the exclusive leasing agent for the Highway 6 LLC properties.  Pursuant to the terms of the Management Agreement,

Highway 6 LLC will pay the Property Manager a monthly management fee of 4% of the effective gross revenue (as defined in the Management Agreement).  Highway 6 LLC will also pay a leasing fee (as defined in the Management Agreement and subject to the further terms contained therein) in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property for new leases and for the renewal of existing leases.  The Management Agreement has an initial term of one year and will be automatically extended on an annual basis unless either party gives 30 days prior written notice of its desire to terminate the Management Agreement.  Highway 6 LLC or the Property Manager may terminate the Management Agreement in the event of default by the other party if such default is not cured within ten (10) days after written notice from the other party, provided that if the default cannot be reasonably cured within the ten (10) day period, the cure period shall be reasonably extended provided the party obligated to cure such default endeavors with diligence to do so.  Highway 6 LLC may terminate the Management Agreement at any time upon written notice in the event of the Property Manager’s fraud, gross malfeasance, gross negligence or willful misconduct.

The material terms of the Management Agreement described herein are qualified in their entirety by the Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
10.1	Real Property and Company Management Agreement by and between Hartman Highway 6 LLC and Hartman Income REIT Management, Inc., dated as of December 30, 2014.
10.2	First Amendment to Agreement of Purchase and Sale, dated as of December 5, 2014.

___________________________________________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: January 6, 2015	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Real Property and Company Management Agreement by and between Hartman Highway 6 LLC and Hartman Income REIT Management, Inc., dated as of December 30, 2014.
10.2	First Amendment to Agreement of Purchase and Sale, dated as of December 5, 2014.